Exhibit 32.1
Section 1350 Certification of Principal Executive Officer and Principal Financial Officer
I, Curtis W. Stoelting, certify that:
In connection with the Quarterly Report on Form 10-Q/A of Roadrunner Transportation Systems, Inc. (the “Company”) for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis W. Stoelting, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)
Date: January 30, 2018

This certification accompanies the Quarterly Report on Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Roadrunner Transportation Systems, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q/A), irrespective of any general incorporation language contained in such filing.